Exhibit 99.1

FOR IMMEDIATE RELEASE

INTRICON REPORTS 2009 FOURTH-QUARTER AND FULL-YEAR RESULTS

Q4 Revenues Rise From Prior Year; Company is Profitable Excluding Discontinued Operations

ST. PAUL, Minn. — Mar. 9, 2010 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn medical and electronics devices, today announced financial results for its 2009 fourth quarter and full year ended December 31, 2009.

For the fourth quarter, the company reported net sales of $14.2 million, up 5.3 percent from net sales of $13.4 million for the 2008 fourth quarter. IntriCon’s 2009 fourth-quarter net loss was $1.6 million, or $0.29 per diluted share, compared with net income of $169,000, or $0.03 per diluted share, for the year-ago period.

IntriCon reported 2009 fourth-quarter income from continuing operations—which includes the company’s core body-worn device business (hearing health, professional audio communications and medical)—of $140,000, or $0.03 per diluted share. 2009 fourth-quarter results include a net loss of $1.7 million, or $0.32 per diluted share, from discontinued operations.

In December 2009, IntriCon approved and later announced plans to divest its non-core electronics business, Anaheim, Calif.-based RTI Electronics, Inc. As a result, RTI Electronics’ results are now classified as discontinued operations. Included in the 2009 fourth-quarter discontinued operations loss was $56,000, or $.01 per diluted share, related to RTI Electronics’ operating results, and a charge of $1.7 million (of which $1.4 million is non-cash), or $.31 per diluted share, associated with the planned divestiture and related impairment charge.

“Throughout 2009, we’ve delivered incremental revenue progress and for the first time this year, our quarterly revenue was up over the year-ago period,” said Mark S. Gorder, president and chief executive officer of IntriCon. “Fourth-quarter revenues were the highest of the year, and excluding our discontinued operations, we have returned IntriCon to profitability for the quarter. While economic uncertainty remains—and we continue to realign our business with the current climate—we’re seeing initial signs that customers are beginning to reengage.

“Once again, our medical business recorded its strongest revenue quarter ever, growing 23.1 percent from the year-ago period and 10.5 percent sequentially from the 2009 third quarter. As we’ve indicated previously, medical revenues are primarily being driven by wireless glucose monitor sales—a device that we manufacture for a large medical OEM.”

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IntriCon Corporation 2009 Fourth-Quarter and Full-Year Results

March 9, 2010

Gross margins in the 2009 fourth quarter were 25.2 percent, compared to 27.0 percent in the year-ago quarter. Sequentially, however, gross margins rose from 20.3 percent in the 2009 third quarter, and were up significantly from the 2009 first-quarter level of 18.4 percent. IntriCon continues to execute gross margin improvement initiatives, such as implementing lean Six-Sigma manufacturing principles in its manufacturing facilities.

For the year, IntriCon reported net sales of $51.7 million and a loss of $3.9 million, or $0.73 per diluted share. 2009 results include a loss of $2.1 million, or $0.39 per diluted share, from discontinued operations and Datrix-related acquisition costs and bank financing charges totaling $561,000, or $0.10 per diluted share. This compares to 2008 net sales of $57.9 million and income of $1.0 million, or $0.19 per diluted share. The 2009 loss from continuing operations was $1.8 million, or $0.34 per share. The 2009 loss from discontinued operations includes a $438,000 loss, or $.08 per diluted share, related to RTI Electronics’ operating results; and, a charge of $1.7 million, or $.31 per diluted share, (of which $1.4 million is non-cash) associated with the planned divestiture.

After adding back costs associated with the Datrix acquisition, non-cash charges for depreciation, amortization and stock-based compensation expense, the company generated $914,000 in pro-forma income from continuing operations for the 2009 fourth quarter. IntriCon believes that this pro-forma information is helpful in an analysis of its operating results by eliminating the non-recurring and non-cash items noted in the table below. A reconciliation of GAAP basis net income (loss) from continuing operations to pro-forma net income (loss) from continuing operations follows:

(in $000s)	Q109	Q209	Q309	Q409	2009
GAAP basis net income (loss) from continuing operations	$(807)	$(423)	$(712)	$140	$(1,802)

Non-recurring acquisition costs	—	14	263	15	292
Non-recurring debt refinancing costs	—	—	269	—	269
Depreciation and amortization	536	540	536	617	2,229
Stock-based compensation	137	135	146	142	560
Pro-forma net income (loss) from continuing operations	$(134)	$266	$502	$914	$1,548

As the table indicates, the company generated progressively improved results for each of the four quarters of 2009 despite difficulties posed by the economy. For the year ended December 31, 2009, IntriCon posted pro-forma net income from continuing operations of $1.5 million.

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IntriCon Corporation 2009 Fourth-Quarter and Full-Year Results

March 9, 2010

Business Update

During the fourth quarter, IntriCon unveiled a prototype of its new Cardiac Diagnostic Monitoring (CDM) device, called the Mobile Patient ECG Telemetry System, or MPETS, at the American Heart Association Scientific Sessions in Orlando, Fla. The device is a next-generation wireless outpatient monitoring tool, which uses a proven automatic arrhythmia detection algorithm.

Said Gorder, “We have leveraged Datrix’s cardiac monitoring capabilities and IntriCon’s wireless abilities to develop a new cardiac monitoring device that allows for more patient comfort and the ability to identify asymptomatic cardiac events. Currently, we’re focused on bringing the MPETS device to market. We are working with the FDA to secure necessary approvals for the device and anticipate it will be available for sale in mid-2010.”

In biotelemetry, IntriCon remains active with its strategic partner Advanced Medical Electronics (AME). The companies are working to develop devices that wirelessly transmit critical diagnostic and therapeutic information. In collaboration with AME, IntriCon has received approvals for grant funding for nine development programs.

IntriCon’s hearing health business felt the challenging economy’s impact throughout 2009. Said Gorder, “While we expect sporadic buying patterns to continue into 2010, the long-term fundamentals remain strong. The over-65 age demographic is the fastest growing segment of the population in the United States, Europe and Japan.”

IntriCon intends to launch several new hearing health products in 2010, including devices based on patented proprietary technology for the emerging open-in-the-canal (ITC) and open-in-the-ear (ITE) segment of the market. These devices combine the comfort and performance benefits of open-behind-the-ear (BTE) hearing aids with the aesthetic appeal of ITE and ITC devices.

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IntriCon Corporation 2009 Fourth-Quarter and Full-Year Results

March 9, 2010

Similar to hearing health, professional audio communications sales were sluggish in 2009 versus the prior-year due to the economy. While sales overall were down slightly in the fourth quarter from the 2009 third quarter, the company is seeing demand for specific products increasing. Additionally, IntriCon is beginning to leverage the same proprietary technology that it uses in hearing health, including wireless and digital signal processing, for potential professional audio communications devices.

According to Gorder, the divestiture of RTI Electronics clarifies IntriCon’s mission as a company and sharpens its focus on the body-worn device market. Additionally, it allows IntriCon to devote more resources and capital to its core body-worn device business, and is expected to improve overall margins and profitability. The divestiture is expected to be completed by mid-2010.

Concluded Gorder, “In 2009, we focused on our capabilities—both organically and through acquisition. In 2010, we will leverage those capabilities to bring smaller, more advanced devices to market. Our priorities are to: develop our core technologies across multiple product platforms; launch new devices in the biotelemetry arena—specifically in CDM; and, continue to run an efficient and focused organization.”

Conference Call Today

As previously announced, the company will hold an investment community conference call today, Tuesday, March 9, 2010, beginning at 4:00 p.m. CT. Mark Gorder, president and chief executive officer, and Scott Longval, chief financial officer, will review fourth-quarter performance and discuss the company’s strategies. To join the conference call, dial: 1-877-941-6010 (international 1-480-629-9772) and provide the conference identification number 4242155 to the operator.

A replay of the conference call will be available one hour after the call ends through 11:59 p.m. CT on Tuesday, March 16, 2010. To access the replay, dial 1-800-406-7325 (international 1-303-590-3030) and enter access code: 4242155.

About IntriCon Corporation
Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn medical and electronics products. The company is focused on three key markets: medical, hearing health, and professional audio and communications. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Global Market. For more information about IntriCon, visit www.intricon.com.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with GAAP, the press release and the accompanying tables contain a non-GAAP financial measure which the Company refers to as “pro-forma net income (loss).” The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of net income (loss), the most directly comparable GAAP financial measure, to pro-forma net income (loss) is contained in the press release.

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IntriCon Corporation 2009 Fourth-Quarter and Full-Year Results

March 9, 2010

Pro-forma net income (loss). The Company defines pro-forma income (loss) as GAAP net income (loss) from continuing operations plus stock-based compensation expense, depreciation and amortization, non-recurring acquisition costs and non-recurring bank financing charges. The Company’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s performance by excluding the items mentioned above. The Company assesses operating performance with these amounts included, but also excludes these amounts when considering performance on a non-GAAP basis. The Company’s rationale for such exclusions is as follows:

Stock-based compensation. The Company excludes non-cash stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use. Stock-based compensation expense is a recurring expense for the Company and is expected to be in the future as the Company has a history of granting stock options and other equity instruments as a means of incentivizing and rewarding its employees.

Depreciation and Amortization Expense. Depreciation and amortization are non-cash charges that are impacted by the Company’s accounting methods and book value of assets. By excluding these non-cash charges, the Company’s management, together with its investors, are provided with supplemental metrics to evaluate cash earnings, distinguishing performance’s impact on earnings from performance’s impact on cash. Management believes that the review of these supplemental metrics in conjunction with other GAAP metrics, such as capital expenditures, is useful for management and investors in understanding the Company’s business. Depreciation is a recurring expense for the Company and is expected to continue to be in the future as it continues to make further investments in infrastructure through the acquisition of property, plant and equipment.

Non-recurring Acquisition Costs and Non-recurring Debt Financing Charges. The Company excludes non-recurring acquisition costs and non-recurring debt financing charges that are the result of other, one-time events as one means of measuring operating performance. Included in these expenses are items such as lawyer’s fees, investment banker’s fees, and other professional service fees associated with the Company’s acquisition of Datrix on August 13, 2009. Also included are lawyer’s fees, financing fees and early termination fees associated with the Company’s August 13, 2009 debt financing. These events are non-recurring and arise outside the ordinary course of continuing operations. The Company does not expect these one-time costs to regularly recur in the future, and therefore, by providing this information, the Company believes that its management and investors may more fully understand the financial results of what the Company considers to be organic continuing operations.

There are a number of limitations related to the use of non-GAAP pro-forma net income / (loss). First, these non-GAAP financial measures exclude stock-based compensation and depreciation expenses that are recurring. Both stock-based expenses and depreciation have been, and will continue to be for the foreseeable future, a significant recurring expense with an impact upon our company notwithstanding the lack of immediate impact upon cash. Second, stock-based awards are an important part of our employees’ compensation and impact their performance.  Third, there is no assurance the components of the costs that we exclude in our calculation of non-GAAP pro-forma net income / (loss) do not differ from the components that our peer companies exclude when they report their results of operations. Our management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP.

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IntriCon Corporation 2009 Fourth-Quarter and Full-Year Results

March 9, 2010

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements concerning prospects in the miniature body-worn device arena, new products, planned disposition of RTIE and expected charges, strategic alliances, future growth and expansion, market fundamentals, future financial condition and performance, prospects and the positioning of IntriCon to compete in chosen markets and the Company’s planned investments in research and development. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, risks related to the current economic crisis, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, risks related to the company’s strategic alliances and joint venture, possible non-performance of developing the MPETS product and other technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, the cost and availability of electronic components and commodities for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations, ability to satisfy and maintain compliance with the covenants under the company’s loan facility, the costs and risks associated with research and development investments and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2008. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts

At IntriCon: Scott Longval, CFO 651-604-9526 slongval@intricon.com	At Padilla Speer Beardsley: Matt Sullivan/Marian Briggs 612-455-1700 msullivan@psbpr.com / mbriggs@psbpr.com

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IntriCon Corporation 2009 Fourth-Quarter and Full-Year Results

March 9, 2010

IntriCon Corporation

Consolidated Condensed Statements of Operations

	Three Months Ended
	December 31, 2009	December 31, 2008

Sales, net	$14,152,335	$13,433,506
Costs of sales	10,580,928	9,808,337
Gross profit	3,571,407	3,625,169
Operating expenses:
Selling expense	938,602	830,078
General and administrative expense (a)	1,429,549	1,445,481
Research and development expense	878,536	809,017
Total operating expenses	3,246,687	3,084,576

Operating income	324,720	540,593
Interest expense	(210,539)	(150,653)
Equity in earnings (loss) of partnerships	77,229	(62,527)
Other expense, net	(55,892)	(26,056)
Income before income taxes	135,518	301,357
Income tax benefit (expense)	4,250	(66,605)

Income before discontinued operations	139,768	234,752
Loss from discontinued operations	(1,736,849)	(65,694)
Net (loss) income	(1,597,081)	169,058

Basic Earnings (loss) per share:
Continuing operations	$.03	$.04
Discontinued operations	$(.32)	$(.01)
Net income (loss)	$(.29)	$.03

Diluted Earnings (loss) per share:
Continuing operations	$.03	$.04
Discontinued operations	$(.32)	$(.01)
Net income (loss)	$(.29)	$.03

Average shares outstanding:
Basic	5,464,490	5,328,676
Diluted	5,464,490	5,347,467

(a)  General and administrative expense includes $142,000 and $125,000 of non-cash stock option expense for the three-month period ended December 31, 2009 and 2008, respectively.

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IntriCon Corporation 2009 Fourth-Quarter and Full-Year Results

March 9, 2010

IntriCon Corporation

Consolidated Condensed Statements of Operations

	Twelve Months Ended
	December 31, 2009	December 31, 2008

Sales, net	$51,675,653	$57,908,096
Costs of sales	40,624,599	43,250,704
Gross profit	11,051,054	14,657,392
Operating expenses:
Selling expense	2,961,720	3,262,441
General and administrative expense (a)	5,374,126	5,849,735
Research and development expense	3,344,939	3,247,767
Total operating expenses	11,680,785	12,359,943

Operating (loss) income	(629,731)	2,297,449
Interest expense	(836,592)	(678,567)
Equity in earnings of partnerships	(149,596)	(3,652)
Other expense, net	(219,883)	(36,097)
(Loss) income before income taxes	(1,835,802)	1,579,133
Income tax (expense) benefit	33,819	(264,762)

Income (loss) before discontinued operations	(1,801,983)	1,314,371
Loss from discontinued operations	(2,118,538)	(276,770)
Net (loss) income	$(3,920,521)	$1,037,601

Basic Earnings (loss) per share:
Continuing operations	$(.34)	$.25
Discontinued operations	$(.39)	$(.05)
Net income (loss)	$(.73)	$.20

Diluted Earnings (loss) per share:
Continuing operations	$(.34)	$.24
Discontinued operations	$(.39)	$(.05)
Net income (loss)	$(.73)	$.19

Average shares outstanding:
Basic	5,394,125	5,314,987
Diluted	5,394,125	5,539,546

(a)  General and administrative expense includes $560,000 and $525,000 of non-cash stock option expense for year ended December 31, 2009 and 2008, respectively.

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IntriCon Corporation 2009 Fourth-Quarter and Full-Year Results

March 9, 2010

IntriCon Corporation

Consolidated Condensed Balance Sheets

Assets	December 31, 2009	December 31, 2008

Current assets:

Cash	$385,055	$249,396

Restricted cash	405,745	385,916

Accounts receivable, less allowance for doubtful accounts of $226,000 in 2009 and $332,000 in 2008	7,083,694	8,611,636

Inventories	8,220,996	8,012,988

Refundable income taxes	63,676	27,645

Note receivable from sale of discontinued operations	—	225,000

Other current assets	815,742	610,531

Current assets of discontinued operations	1,139,813	1,899,809

Total current assets	18,114,721	20,022,921

Machinery and equipment	35,516,164	34,360,449
Less: accumulated depreciation	28,725,359	26,992,023
Net property, plant and equipment	6,790,805	7,368,426

Goodwill	9,716,841	7,581,107

Investment in partnerships	1,237,178	1,386,774

Long-term assets of discontinued operations	141,877	1,256,141

Other assets, net	1,361,355	1,846,448

Total assets	$37,362,777	$39,461,817

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IntriCon Corporation 2009 Fourth-Quarter and Full-Year Results

March 9, 2010

IntriCon Corporation

Consolidated Condensed Balance Sheets

Liabilities and Shareholders’ Equity	December 31, 2009	December 31, 2008

Current liabilities:
Checks written in excess of cash	$101,416	$199,189
Current maturities of long-term debt	1,708,839	1,503,762
Accounts payable	3,637,329	2,797,616
Income taxes payable	—	42,552
Deferred gain	110,084	120,478
Short term partnership payable	260,000	260,000
Other accrued liabilities	2,866,584	3,733,132
Liabilities of discontinued operations	926,409	763,968

Total current liabilities	9,610,661	9,420,697

Long-term debt, less current maturities	7,729,797	6,187,923
Other post-retirement benefit obligations	756,000	760,608
Long-term Dynamic Hearing license agreement payable	—	525,000
Long-term partnership payable	500,000	760,000
Deferred income taxes	128,753	155,273
Accrued pension liability	543,194	578,388
Deferred gain	605,463	761,456

Total liabilities	19,873,868	19,149,345

Shareholders’ equity:

Common shares, $1 par; 20,000,000 shares authorized; 5,985,862 and 5,858,006 shares issued; 5,470,108 and 5,342,252 outstanding at December 31, 2009 and 2008, respectively	5,985,862	5,858,006
Additional paid-in capital	14,986,840	14,121,772
Retained earnings (deficit)	(2,005,187)	1,915,334
Accumulated other comprehensive loss	(213,528)	(317,562)
Less: 515,754 common shares held in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders’ equity	17,488,909	20,312,472

Total Liabilities and Shareholders' Equity	$37,362,777	$39,461,817

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